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                                                                   Exhibit 10.22

                          PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT ("Agreement") dated as of July 14, 1997 is made by and between BOETTCHER PENSION INVESTORS, LTD., a Colorado limited partnership ("Seller"), and SUSSEX GROUP, L.C., a Utah limited liability company, or its assigns ("Sussex") hereinafter referred to as "Buyer."

                                    RECITALS

     This Agreement is entered into with reference to the following facts:

     A. Seller is the owner of fee title to that certain retail shopping center known as Parkway Village located at 2255 University Parkway, Provo, Utah County, Utah.

     B. As used in this Agreement, the term "Property" includes all of the following:

          (1) The real property described on Exhibit A attached hereto, together with all easements, rights-of-way and other appurtenances appertaining to or otherwise benefiting or used in connection with such land or the "Improvements" (as defined below), and all of Seller's right, title and interest in and to any strips of land, streets ad alleys abutting or adjoining such real property (the "Land");

          (2) The existing buildings and other improvements, structures, fixtures, and landscaping placed, constructed, installed or located on the Land (collectively the "Improvements"; the Land and Improvements are sometimes hereinafter collectively referred to as the "Real Property");

          (3) Any items of equipment and other tangible personal property owned by Seller and located on and used in connection with the operation of the Real Property, as more particularly described on Exhibit B attached hereto (the "Personal Property");

          (4) All right, title and interest of Seller, as landlord, under any leases, tenancies or other occupancy arrangements affecting any portion of the Real Property (the "Leases");

          (5) All right, title and interest of Seller in and to any contracts or agreements, other than the Leases, including without limitation, all construction contracts, contracts for repair or maintenance, contracts for the provision of services (such as e.g., contracts concerning security services or the maintenance of landscaping or fire safety or mechanical systems), if any, relating to the Real Property or the Personal Property, to the extent that they are assignable (the "Contract");

          (6) All right, title and interest of Seller in and to any unexpired warranties and guaranties, including without
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limitation, contractors' and manufacturers' warranties or guaranties, if any, relating to the Real Property or the Personal Property, but only to the extent that they are assignable (the "Warranties");

          (7) All right, title and interest of Seller in and to any governmental permits, licenses, certificates and authorizations, including without limitation, certificates of occupancy, if any, relating to the construction, use or operation of the Real Property or the Personal Property, but only the extent that they are assignable (the "Permits");

          (8) All right, title and interest of Seller in and to any site, plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans and other plans and studies that are in Seller's possession and relate to the Real Property or the Personal Property, but only to the extent that they are assignable and without representation or warranty of any kind or nature as to the assignability of such items or any matter contained therein (the "Plans"); and

          (9) Any other rights, privileges and appurtenances owned by Seller and in any way related to, or used in connection with the operation of the Real Property or Personal Property, including all of Seller's right, title and interest if any, in and to the use of the name "Parkway Village Shopping Center," but only to the extent that they are assignable (the "Intangible Property").

     C. Seller now desires to sell and Buyer now desires to purchase the Property upon the terms and covenants and subject to the conditions set forth below.

                                   Agreement

     NOW THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------
                                 PURCHASE PRICE
                                 --------------

     In consideration of the covenants herein contained, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, the Property for a total purchase price (the "Purchase Price") equal to EIGHT MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($8,600,000.00) in "Cash," (as defined in Section 19.1.1 below), subject to prorations and adjustments provided for herein and payable as set forth in Article 3 below.

                                       2
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                                   ARTICLE 2
                                   ---------
                     CONDITIONS TO THE PARTIES' OBLIGATIONS
                     --------------------------------------

     2.1 Conditions to Buyer's Obligation to Purchase. Buyer's obligation to purchase the Property is expressly conditioned upon each of the following:

          2.1.1 Performance by Seller. Timely performance of each obligation and covenant of, and delivery required of, Seller hereunder.

          2.1.2 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Seller in Section 11.1 below.

          2.1.3  Title Policy.  Delivery at the "Closing" (as defined in Section
6.1 below) of the "Title Policy" (as defined in Section 6.2 below) or an unconditional commitment by the "Title Company" (as defined in Section 5.1.1 below) to issue the Title Policy as soon as reasonably practicable after the Closing.

          2.1.4 Satisfaction or Waiver of Contingencies. The contingencies set forth in Article 5 below shall have been satisfied or waived by Buyer, provided that if Buyer does not terminate this Agreement pursuant to such Article 5, the contingencies set forth in such Article shall be deemed to have been waived by Buyer.

     2.2 Conditions to Seller's Obligation to Sell. Seller's obligation to sell the Property is expressly conditioned upon each of the following:

          2.2.1 Performance by Buyer. Timely performance of each obligation and covenant of, and delivery of, Buyer hereunder.

          2.2.2 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Buyer in Section 11.2.

          2.2.3 Payment of Purchase Price. Payment of the Purchase Price at the Closing in the manner herein provided.

          2.2.4 Consent of Limited Partners. Seller obtaining, not later than ninety (90) days after the expiration of the "Inspection Deadline" (as defined in Section 5.2.1 below), all consents or approvals of the limited partners of Seller (the "Limited Partners") required to consummate the sale of the Property by Seller pursuant to the terms and conditions of this Agreement. In the event that the Limited Partners disapprove of or otherwise affirmatively refuse to consent to the sale of the Property on the terms and conditions set forth in this Agreement prior to such date (the "Target Approval Date"), this Agreement shall terminate as of the date Seller notifies Buyer in writing of such disapproval. In

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the event that Seller is unable to obtain the required consents or approvals prior to the Target Approval Date, but in the absence of an affirmative disapproval of the sale of the Property to Buyer, Buyer at Buyer's option, shall have the right to terminate this Agreement upon written notice delivered to Seller and "Closing Agent" (as defined in Section 3.1 below) within three (3) business days following the Target Approval Date. If Buyer does not terminate this Agreement in accordance with the foregoing sentence, then Seller shall continue to pursue obtaining the required consents and approvals for an additional period of ninety (90) days beyond the Target Approval Date (the "Extended Approval Period"). In the event that Seller has not obtained the required consents or approvals prior to the expiration of the Extended Approval Period, or in the event that during the Extended Approval Period, the Limited Partners disapprove of or otherwise affirmatively refuse to consent to the sale of the Property on the terms and conditions set forth in this Agreement, this Agreement shall terminate as of the earlier to occur of (i) the expiration of the Extended Approval Period; or (ii) the date on which Seller notifies Buyer in writing of such disapproval. Seller shall, from and after the Inspection Period, diligently pursue obtaining all necessary consents, and shall keep Buyer reasonably informed of its progress. In the event of any termination of this Agreement pursuant to this Section 2.2.4, the "Deposit" (as defined in Section
3.1 below) shall be returned to Buyer, and Seller shall reimburse Buyer for Buyer's actual, out-of-pocket costs and expenses incurred in connection with the negotiation and documentation of this Agreement and with Buyer's investigation of the Property pursuant to Article 5 below, up to a maximum of $50,000.00, not later than thirty (30) days following Seller's receipt of an itemized invoice therefore. Thereafter, the parties shall be relieved from any further obligation or liability to the other pursuant to this Agreement except for those obligations which expressly survive the Closing or earlier termination of this Agreement pursuant to the provisions of Article 9 below; provided that buyer shall return all of Seller's Deliveries to Seller and shall provide Seller with copies of all reports, surveys, assessments, analyses or summaries thereof prepared by or on behalf of Buyer in connection with its investigations of the Property pursuant to Article 5 below.

                                   ARTICLE 3
                                   ---------
                               BUYER'S DELIVERIES
                               ------------------

     3.1  Deposit.  Not later than two (2) business days following the later of
(i) the date of Buyer's execution of this Agreement; or (ii) the date of Seller's execution of this Agreement, Buyer shall deliver to First American Title Insurance Company ("Closing Agent") the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in Cash. Closing Agent shall deposit such amount in a federally insured, interest-bearing account (which amount, together with all interest earned thereof, is referred to herein as the "Deposit"). The Deposit shall be applied to the Purchase Price of the Property, subject to the terms and conditions

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of this Agreement. In the event that Buyer defaults hereunder, the Deposit shall be retained by Seller as liquidated damages pursuant to the terms of Article 10 below. In the event of the failure of a condition precedent to Buyer's obligations pursuant to Section 2.1 above, Closing Agent shall return the Deposit to Buyer.

     3.2 Additional Deliveries. Buyer shall, at or before the Closing, deliver to Seller or Closing Agent, as appropriate, the following funds, instruments and documents, the delivery of each of which is an express obligation of Buyer:

          3.2.1 Balance of Purchase Price. Cash, constituting the balance of the Purchase Price, in the amount of EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,500,000.00) less any prorations or adjustments in favor of Buyer provided herein.

          3.2.2 Assignment and Assumption of Leases. Two counterparts of the Assignment and Assumption of Leases in the form of Exhibit C attached hereto (the "Assignment of Leases") executed by Buyer pursuant to which Seller shall assign all of its right, title and interest in and to the Leases to Buyer.

          3.2.3 Assignment and Assumption of Contracts. Two counterparts of the Assignment and Assumption of Contracts in the form of Exhibit D attached hereto (the "Assignment of Contracts") executed by Buyer pursuant to which Seller shall assign all of its right, title and interest in and to the Contracts to Buyer.

          3.2.4 Tenant Notification. Signed notifications in the form of Exhibit E attached hereto (the "Tenant Notifications") advising each tenant under the Leases of the transfer of ownership and directing that all further payments of rent by made as directed by Buyer.

          3.2.5 Cash - Prorations. Buyer's share, if any, of prorations, fees and costs as described in Article 7 below.

          3.2.6 Evidence of Authority. Certified resolutions of Buyer or other appropriate evidence of authority, if applicable, confirming that the execution, delivery and performance of this Agreement by Sussex as "Buyer" hereunder has been duly authorized in all respects.

          3.2.7 Settlement Statement. A settlement statement signed by Buyer reflecting the Purchase Price, the Deposit, Buyer's share of the prorations, costs and fees described in Article 7.

     3.3 Further Documents. Buyer shall execute and deliver such other documents and shall take such other action at the Closing as may be necessary or appropriate to carry out its obligations under this Agreement without further representations or warranties other than those contained herein.

                                       5
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     3.4  Failure to Deliver.  The delivery of the funds, instruments and documents required above shall be express obligations of Buyer and a condition precedent to Seller's performance hereunder, and the failure of Buyer to make any delivery required above by the date, or within the time set forth above, shall constitute a material breach hereof by Buyer.

                                   ARTICLE 4
                                   ---------
                          SELLER'S CLOSING DELIVERIES
                          ---------------------------

     4.1 Delivery of Instruments and Documents. At or before the Closing, Seller shall deliver to Buyer or Closing Agent, as appropriate, the following instruments and documents, the delivery of each of which is an express obligation of Seller:

          4.1.1 Deed. A special warranty deed on Closing Agent's standard form (the "Deed"), executed and acknowledged by Seller, conveying the Real Property to Buyer, subject to the "Permitted Exceptions" (as defined in Section 5.1.1 below).

          4.1.2 Bill of Sale and Assignment. A bill of sale and assignment in the form of Exhibit F attached hereto, executed by Seller, conveying the Personal Property, Warranties, Permits, Plans and Intangible Property to Buyer, without representation or warranty of any kind whatsoever.

          4.1.3 Assignment and Assumption of Leases. Two counterparts of the Assignment of Leases executed by Seller.

          4.1.4 Assignment and Assumption of Contracts. Two counterparts of the Assignment of Contracts executed by Seller.

          4.1.5  Tenant Notification.  The signed Tenant Notifications.

          4.1.6 Leases/Contracts. Originals or, to the extent that originals are not in Seller's possession or reasonably available to Seller, legible copies of the Leases, any written Contracts and all keys to the Improvements in Seller's possession.

          4.1.7 Section 1445 Affidavit. An affidavit executed by Seller which evidences that Seller is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code of 1986, as amended.

          4.1.8 Settlement Statement. A settlement statement signed by Seller reflecting the Purchase Price, Seller's share of the prorations, costs and fees described in Article 7 and the net proceeds due to Seller.

          4.1.9 Updated Rent Roll. An update to the rent roll delivered pursuant to Section 5.1.3, which update shall be certified by Seller as true and accurate, to the actual knowledge

                                       6
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of Kelly J. Stradinger, the Vice President and Secretary of the general partner of the general partner of Seller's general partner as of the date of Closing.

          4.1.10 Estoppel Certificates. An estoppel certificate in the form and content of Exhibit G attached hereto (a "Certificate") executed by each of the tenants under the leases certifying that such tenant's Lease is in full force and effect, subject to any matters disclosed in the Certificate; provided, that in the event that any tenant fails or refuses to timely deliver such Certificate following reasonable efforts by Seller to obtain such Certificate, Seller shall have the right to execute and deliver a Certificate on such tenant's behalf, and Seller's obligation pursuant to this Section 4.1.10 shall be deemed satisfied by the delivery of a Certificate signed by Seller.

          4.1.11 Seller's Certificate. The certificate certifying to Buyer the continuing accuracy in all material respects of Seller's representations and warranties described in Section 11.1.7.

     4.2 Further Documents. Seller shall execute and deliver such other documents and shall take such other action at Closing as may be necessary or appropriate to carry out its obligations under this Agreement, without further representations or warranties other than those contained herein.

     4.3. Failure to Deliver. The delivery of the instruments and documents required above shall be express obligations of Seller and a condition precedent to Buyer's performance hereunder, and the failure of Seller to make any delivery required above by the date, or within the time set forth above, shall constitute a material breach hereof by Seller.

                                   ARTICLE 5
                                   ---------
                           INVESTIGATION OF PROPERTY
                           -------------------------

     5.1 Initial Delivery of Documents. Seller has delivered to Buyer or has made available to Buyer (or will, not later than five (5) business days following the execution of this Agreement by Seller, deliver or make available to Buyer) the following items (collectively referred to herein as "Seller's Deliveries"), to the extent the same are in Seller's possession or reasonably available to Seller as of the date of this Agreement. Buyer agrees that Seller's Deliveries, except the title commitment described in Section 5.1.1, are confidential and shall not be distributed or disclosed by Buyer to any person or entity not associated with Buyer. The obligation to maintain the confidentiality of such items shall survive any termination of this Agreement.

          5.1.1 Title Commitment. A current title commitment addressed to Buyer contemplating the issuance of a standard coverage owner's policy of title insurance, together with legible

                                       7
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copies of all recorded exceptions to title referred to in such report
(collectively referred to as the "Commitment") covering the Real Property and issued by Closing Agent, in its capacity as title insurer (in such capacity, the "Title Company"). Buyer shall review the Commitment as part of its investigation of the Property. If Buyer does not terminate this Agreement pursuant to Section 5.2.2, then exceptions to title disclosed in the Commitment, as amended by any endorsements or revisions to the Commitments issued by the Title Company and received by Buyer prior to the expiration of the Inspection Period, but specifically excluding any monetary liens or encumbrances which Seller is obligated to discharge pursuant to Section 5.2.3 below shall constitute the "Permitted Exceptions" hereunder.

          5.1.2 Leases. A copy of each of the Leases including all amendments or addenda thereto.

          5.1.3 Rent Roll. A rent roll of the Property certified by Seller as true and accurate, to Seller's knowledge, as of a date no earlier than June 1, 1997. Buyer acknowledges that Seller has delivered this information to Buyer.

          5.1.4 Contracts. Originals or, to the extent that originals are not in Seller's possession or reasonably available to Seller, copies of any Contracts to be assigned to Buyer.

          5.1.5 Plans. Originals or, to the extent that originals are not in Seller's possession or control, legible copies of any Plans.

          5.1.6 ALTA Survey. Any "as built" improvement or other surveys of the Property.

          5.1.7 Property Assessment and Taxes. Copies of bills for real and personal property assessments and taxes relating to the Property for the past three (3) years.

          5.1.8 Employees. A list of all persons employed at the Property, including their length of employment, current salaries and titles.

          5.1.9 Income and Operating Statements. Monthly and annual income and operating statements for fiscal years 1994 and 1995, 1996 and 1997 year to date. Buyer acknowledges that Seller has delivered this information to Buyer.

          5.1.10 Environmental Reports. Originals or, to the extent that originals are not in Seller's possession or reasonably available to Seller, copies of all environmental reports and assessments including (i) the Phase One Environmental Assessment Report of the Real Property dated December 9, 1993, prepared by EnviroSearch International; and (ii) the letter report of Phase II

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Environmental Site Assessment of the Real Property dated January 25, 1995 prepared by Law Engineering, Inc. Additionally, Seller has made Buyer aware of all current information available on the Real Property including information provided by Bingham Environmental. During the Inspection Period, Seller shall cooperate with Buyer to arrange a meeting with Bingham Environmental and the State of Utah to discuss any continuing concerns.

     5.2  Inspection of Property and Condition of Title.

          5.2.1 Inspection Period. Buyer shall have until 5:00 p.m. M.S.T. on August 1, 1997 (the "Inspection Deadline") to (i) review the contents of Seller's Deliveries; (ii) investigate the Property and all matters relevant to its acquisition, development, usage, operation and marketability; and (iii) conduct a physical inspection of the Property. Such right of investigation shall include the right to have made, at Buyer's expense, any studies or inspections of the Property as Buyer may deem necessary or appropriate, all at Buyer's sole cost and expense. Buyer shall not conduct or allow any physically intrusive testing of, on or under the Property without first obtaining Seller's written consent as to the timing and scope of any work to be performed, which consent shall not be unreasonably withheld or delayed. Buyer agrees that, in making any inspections, or conducting any testing, on or under the Property (a) Buyer or Buyer's agents will carry not less than $3,000,000.00 of comprehensive general liability insurance which names Seller as an additional insured party and with contractual liability endorsement which insures Buyer's indemnity obligations hereunder, and, upon request of Seller, will provide Seller with written evidence of the same; (b) Buyer will not materially and adversely interfere with the activity of tenants or any persons occupying or providing service at the Property; (c) other than as may be required by applicable laws, Buyer will not reveal, prior to Closing, nor will Buyer permit any of Buyer's agents to reveal, prior to Closing, nor will Buyer permit any of Buyer's agent to reveal, to any third party not approved by Seller, the results of its inspections or other tests; and (d) Buyer will use its best efforts to avoid any physical damage to the Property from the inspections or tests conducted by or on behalf of Buyer (provided, however, that if Buyer causes any physical damage to the Property by its inspections or tests, at Seller's election, Buyer will restore promptly any physical damage caused to the Property). Buyer shall give Seller reasonable prior notice of its intention to conduct any inspections or tests, and Seller reserves the right to have a representative present. Buyer agrees to provide Seller with a copy of any inspection or test report generated by or on behalf of Buyer in connection with Buyer's inspection of the Property pursuant to this
Section 5.2. Buyer agrees (which agreement shall survive Closing or termination of this Agreement for a period of one hundred eighty (180) days to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorneys' fees and costs arising out of or

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in connection with Buyer's inspection and testing of the Property, including but not limited to, property damage claims, personal injury claims, mechanics' lien claims and any claims arising out of a breach of the foregoing agreements by Buyer.

          5.2.2 Termination. If, on or before the expiration of the Inspection Deadline, Buyer gives Seller and Closing Agent written notice setting forth Buyer's dissatisfaction with the Property for any reason whatsoever then (i) this Agreement shall terminate; (ii) Buyer shall return all of Seller's Deliveries including any copies of written summaries thereof to Seller and shall deliver to Seller copies of any other reports, summaries or analyses of the Property generated by or on behalf of Buyer in connection with its investigation of the Property; (iii) Buyer shall pay any escrow termination fees charged by Closing Agent; (iv) the Deposit shall be returned to buyer; (v) Closing Agent shall return all other items then held by Closing Agent to the party who delivered the same; and (vi) both parties shall be relieved from any further liability hereunder other than Buyer's indemnity obligations under Section 5.2.1 of this Agreement. If Buyer does not terminate this Agreement as described in the preceding sentence, then this Agreement shall remain in full force and effect in accordance with its terms.

          5.2.3  Review of Title Report.  Without limiting the generality of
Section 5.2.1 above with respect to Buyer's investigation of the Property, Buyer shall have until the expiration of the Inspection Deadline to review the condition of title to the Real Property as shown on the Title Commitment. In the event that prior to the expiration of the Inspection Deadline, Buyer objects in writing to any matter involving title to the Real Property, including without limitation, any exception to title disclosed on the Title Commitment (a "Title Defect"), Seller shall use reasonable efforts, not requiring the expenditure of money except for monetary liens and encumbrances caused, suffered or permitted by Seller, to attempt to cure such Title Defect not later than thirty (30) days prior to the Closing. Such cure may be effected by deletion of the Title Defect from the Title Policy by appropriate endorsements insuring over such Title Defect, or by such other cure as may be reasonably satisfactory to Buyer.
Seller shall notify Buyer in writing not later than five (5) business days following the expiration of the Inspection Deadline of Seller's election to attempt to cure such Title Defect. In the event that (i) Seller elects not to cure the Title Defect as provided herein; or (ii) Seller fails or is unable to cure such Title Defect within the time period specified herein, and cure of such Title Defect is not waived by Buyer, then this Agreement shall terminate in accordance with the provisions of Section 5.2.2 above. Buyer's failure to notify Seller of Buyer's objection to any Title Defect shall constitute approval of the Title Commitment in accordance with the foregoing.

     5.3  "As Is" Purchase.

          5.3.1 Opportunity to Inspect. Buyer acknowledges and agrees, for Buyer and Buyer's successors and assigns, that (i) Buyer is being given a reasonable opportunity to inspect and investigate the Property and all aspects relating thereto, either independently or through agents, consultants or experts of Buyer's choosing; (ii) Buyer shall inspect and investigate the Property prior to the Inspection Deadline and engage such qualified agents, consultants or experts, including without limitation, environmental consultants as Buyer deems necessary to make all appropriate inquiry regarding the condition of the Property and adjacent property, including without limitation, the presence thereon or condition thereof with respect to any "Hazardous Materials" (as defined below); and (iii) if Buyer does not terminate this Agreement pursuant to
Section 5.2 above, then at Closing Buyer shall acquire and accept the Property in its then existing condition on as "AS IS, WHERE IS, AND WITH ALL FAULTS" basis, with no right of set-off or reduction in the Purchase Price. As used in this Agreement, "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes defined or regulated as such in or under any "Environmental Law" (as defined below), including without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof), polychlorinated biphenyls and urea-formaldehyde insulation. As used in this Agreement, "Environmental Law" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirement of law (including common law) relating to or imposing liability or standards of conduct concerning the protection of human health, the environment or natural resources or releases or threatened releases of Hazardous Materials into the environment, including but without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials as not or may hereafter be in effect.

          5.3.2 No Implied Representations. Buyer acknowledges and agrees that Seller acquired title to the Property pursuant to a foreclosure action, and consequently Seller has little or no actual knowledge regarding the operational history, physical condition or any other aspect of the Property. Consequently, Buyer further acknowledges and agrees that, except for Seller's express representations and warranties set forth in Section 11.1 below or in any instrument of conveyance signed by Seller and delivered to Buyer at Closing (collectively "Seller's Express Representations"), NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING WITHOUT LIMITATION: (A) THE NATURE, QUANTITY, QUALITY OR CONDITION OF THE

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PROPERTY, INCLUDING WITHOUT LIMITATION, THE AREA OR THE CONDITION WITH RESPECT
TO WATER, SOILS OR GEOLOGY, OF ANY LAND INCLUDED IN THE PROPERTY, THE PLUMBING, ELECTRICAL OR MECHANICAL EQUIPMENT OR SYSTEMS OR THE ROOFS, FOUNDATIONS OR OTHER STRUCTURAL COMPONENTS OF ANY IMPROVEMENTS INCLUDED IN THE PROPERTY, OR THE FITNESS OF ANY PERSONAL PROPERTY INCLUDED IN THE PROPERTY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY BY VIRTUE OF THE LEASES OR OTHERWISE; (C) THE COSTS OF OWNING, OPERATING, REPAIRING OR MAINTAINING THE PROPERTY; (D) THE MARKETABILITY OF THE PROPERTY OR ANY POTENTIAL TO DEVELOP, CONSTRUCT OR ALTER IMPROVEMENTS ON, OR LEASE OR SELL THE PROPERTY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY, INCLUDING WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW; AND THAT NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS CONCERNING HAZARDOUS MATERIALS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS, BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF, OR TO BE PROVIDED BY OR ON BEHALF OF, SELLER OR UPON ANY REPRESENTATIONS MADE TO IT BY SELLER OR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OR MAY BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

          5.3.3 Waiver and Release. Buyer, for Buyer and Buyer's successors and assigns, releases Seller and Seller's agents, employees, officers, directors, brokers, contractors and representatives from and waives any and all causes of action of claims against any of such persons for (i) any and all liability attributable to any physical condition of or at the property; and (ii) any liabilities, damages or injury arising from, connected with or otherwise caused by statements, opinions or information obtained from any of such persons with respect to the Property.

          5.3.4 Environmental Release. Buyer hereby releases Seller from any and all liability to Buyer attributable to the presence, discovery or removal of any Hazardous Materials in, or under the Property, except for any continuing liability Seller may have after Closing with respect to matters occurring during Seller's period of ownership of the Property.

          5.3.5 Survival. The provisions of this Section 5.3 shall survive Closing or any earlier termination of this Agreement.

                                   ARTICLE 6
                                   ---------
                                  THE CLOSING
                                  -----------

     6.1 Date of Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of the Closing Agent on the fifteenth (15) day after the date on which Seller obtains the necessary consents from its Limited Partners as contemplated in Section 2.2.4 or by mutual agreement of the parties on an earlier date (the "Closing Date").

     6.2. Manner of Closing; Title Policy. At Closing, the parties shall make all deliveries described in Article 3 and 4 that have not previously been made, and the Title Company shall issue to Buyer or shall unconditionally commit to issue to Buyer after Closing its standard owner's policy of title insurance contemplated by the Commitment with liability in the amount of the Purchase Price insuring that fee title to the Real Property vests in Buyer subject only to the Permitted Exceptions (the "Title Policy").

                                   ARTICLE 7
                                   ---------
                           PRORATIONS, FEES AND COSTS
                           --------------------------

     7.1 Prorations. Closing Agent will prorate and adjust between the parties in cash at Closing the following:

          7.1.1 Property Taxes. All real property and personal property, taxes and assessments (except special assessments) shall be prorated as of the Closing Date. Buyer shall be solely responsible for payment of any special assessments payable in installments due on or after the Closing Date. Seller shall pay all installments of any special assessments due prior to the Closing. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, shall be based upon the most recent assessed valuations and mill levy available, which proration shall be a final allocation of such taxes as between Buyer and Seller. If either such real estate or such personal property taxes are payable directly to the taxing authority by any tenant under and pursuant to the terms of any Lease, then the foregoing provisions shall be inapplicable with respect thereto, and there shall be no proration of such taxes between Seller and Buyer.

          7.1.2 Income. All income from the Leases, including without limitation, both net rents and additional rents due pursuant to the Leases for the tenants' respective shares of common area maintenance costs, real estate taxes, insurance and similar costs of ownership or operation (collectively "Reimbursable Expenses"), shall be prorated as of the Closing Date. Buyer shall receive all income accruing on the Closing Date and thereafter. Seller shall receive all income accruing prior to the Closing Date. Delinquent rent due from tenants under the Leases for any period prior to Closing Date shall not be prorated. If any such delinquent rents are collected by Buyer after the Closing, they shall be paid over by Buyer to Seller as and when collected. All rents received by Buyer after Closing shall be deemed to be applied first to satisfy any rent for the period in which the Closing occurs, then to rent for periods subsequent to the Closing which is due and owing as of the date such rents are received, and finally to delinquent rental obligations for any period before Closing not prorated at Closing. Seller shall retain all ownership rights relating to any such delinquent rents not prorated, and if Buyer has not collected the same within sixty (60) days from the Closing Date, Seller may take such action as it deems necessary to collect such delinquent rents, including the commencement of an action against the tenant under the Lease or any other person liable for such delinquent rents, but Seller shall not have the right to cause the tenancy of such tenant to be terminated. If any tenant is required to pay percentage rent and such percentage rent is collected after the Closing, then Buyer shall promptly pay to Seller out of such percentage rent the portion thereof which is due and payable by such tenant with respect to the period prior to the Closing (whether or not the percentage rent first became due and payable after the Closing.)

          7.1.3 Deposits. Seller shall retain all nonrefundable deposits paid by tenants under the Leases. Buyer shall be entitled to a credit at Closing equal to the total amount of refundable deposits held by Seller as of the Closing Date as shown on the rent roll delivered by Seller pursuant to Section
4.1.9 of this Agreement.

          7.1.4 Reimbursable Expenses. Monthly payments under the Leases for Reimbursable Expenses are made on the basis of estimates which are subject to annual reconciliation and adjustment under the Leases on the basis of the actual Reimbursable Expenses incurred within the adjustment year, whether calendar or fiscal, which serves as the basis of reconciliation for each tenant. For purposes of prorating Reimbursable Expenses under this Agreement, the Closing Date shall be deemed the end of the adjustment year for each tenant. Reimbursable Expenses incurred or accrued for the adjustment years of all tenants deemed ending as of the Closing Date shall be determined and compared with the estimated payments made by all tenants for the adjustment years deemed ending as of the Closing Date. If the total of such Reimbursable Expenses exceeds the total of such estimated payments, Seller shall be entitled to a credit for the excess. If the total of such estimated payments exceeds the total of such Reimbursable Expenses, Buyer shall be entitled to a credit for the excess.

          7.1.5 Insurance Premiums. Buyer shall obtain its own insurance as of the Closing Date, and Seller shall cancel its existing insurance policies as of the Closing Date, such that insurance premiums shall not be prorated between the parties.

          7.1.6 Other Expenses of Property. In general, all expenses relating to the operation of the Property accruing prior to the Closing Date shall be paid by Seller, and all such expenses accruing on or after the Closing Date shall be paid by Buyer. Buyer shall arrange with all utilities, services and companies servicing the Property to have new accounts started in the name of Buyer or Buyer's designee beginning at 12:01 a.m., M.D.T., on the Closing Date (except with respect to those accounts maintained in the names of the tenants under the Leases).

          7.1.7 Miscellaneous. The parties' obligations under this Section 7.1 with respect to prorations shall survive the Closing for a period of twelve (12) months. All of the prorations respecting the Property, except as otherwise provided herein, shall be made in accordance with the customary practice in Utah County, Utah.

     7.2  Date of Proration.  The prorations and adjustment provided for in this
Article 7 shall be made so that the Buyer shall receive the income and be charged with the expense of the operation of the Property for the Closing Date, provided that the Purchase Price (subject to the adjustments and prorations provided for herein) is wired to Closing Agent by 1:00 p.m., M.D.T., on the Closing Date. If such amount due Seller is not so wired to the Closing Agent by such hour on the Closing Date, the prorations and adjustments to be made under this Article 7 shall not be changed, but Buyer shall pay to Seller interest on said amount due to Seller at a rate equal to ten percent (10%) per annum to compensate Seller for the loss of interest for such date.

     7.3  Buyer's Closing Costs.  Buyer will pay (i) all sales and use taxes;
(ii) one-half of Closing Agent's closing fee; (iii) the cost of extended coverage or any other endorsements to the Title Policy; (iv) usual buyer's document drafting and recording charges; (v) Buyer's attorney's fees; and (vi) all costs and expenses incurred by Buyer in performing its due diligence.

     7.4 Seller's Closing Costs. Seller will pay (i) one-half of Closing Agent's closing fee; (ii) the Title Company's premium for the Title Policy (but excluding the additional cost of obtaining extended coverage or any other endorsements thereto); (iii) usual Seller's document drafting and recording charges; and (iv) Seller's attorneys' fees.

                                   ARTICLE 8
                                   ---------
                      DISTRIBUTION OF FUNDS AND DOCUMENTS
                      -----------------------------------

     8.1 Liens and Encumbrances. At the time of Closing, Closing Agent shall pay from the funds to which Seller shall be entitled, to the obligees thereof, any lien, deed of trust, mortgage or other encumbrance then affecting the Property.

     8.2 Recorded Documents. Closing Agent will cause the County Recorder of Utah County, Utah, to mail the Deed and any other conveyance documents which are herein expressed to be, or by general usage are, recorded after recordation to Buyer.

     8.3 Nonrecorded Documents. Closing Agent will at the Closing deliver at least one duplicate original of each nonrecorded document received hereunder by Closing Agent to Buyer and Seller.

     8.4 Cash Disbursements. Closing Agent will at Closing arrange for wire transfer (i) to Seller or order, the Purchase Price plus any prorations or other credits to which Seller will be entitled and less any appropriate prorations or other charges in accordance with the wiring instructions attached as Exhibit H hereto; and (ii) to Buyer or order, any excess funds therefore delivered to Closing Agent by Buyer.

     8.5 Copies of Documents. Closing Agent will as soon as possible after Closing, deliver to Buyer and to Seller a copy of the deed (conformed to show recording data) and each document recorded or delivered to or through Closing Agent herein.

                                   ARTICLE 9
                                   ---------
                 RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION
                 ----------------------------------------------

     9.1 Return of Seller's Documents. In the event this Agreement is terminated for any reason (other than the default of Seller), Buyer shall, within fifteen (15) calendar days following such termination, deliver to Seller the Seller's Deliveries and all other documents and materials, if any, relating to the Property previously delivered to Buyer by Seller. Closing Agent shall deliver to Seller all documents and materials delivered by Seller and then in Closing Agent's possession.

     9.2 Return of Buyer's Documents. In the event this Agreement is terminated for any reason (other than the default of Buyer), Closing Agent shall within fifteen (15) calendar days following such termination, deliver to Buyer all funds and documents, if any, previously delivered by Buyer and then in Closing Agent's possession.

     9.3. No Effect on Rights of Parties. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may be entitled by the terms of this Agreement.

                                   ARTICLE 10
                                   ----------
                                    DEFAULT
                                    -------

     10.1 Seller's Remedies. If Buyer fails to complete the acquisition as herein provided by reason of any default by Buyer, which default is not cured within five (5) business days following delivery by Seller of notice of such default to Buyer, Seller shall be released from any further obligations hereunder and shall be entitled to the following:

Buyer's   INSOFAR AS IT WOULD BE EXTREMELY IMPRACTICABLE AND DIFFICULT TO
Initials ESTIMATE THE DAMAGE AND HARM WHICH SELLER WOULD SUFFER IN THE EVENT /s/ ???? BUYER DEFAULTS HEREUNDER AND FAILS TO COMPLETE THE ACQUISITION
- -------- HEREUNDER, AND INSOFAR AS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER'S DEFAULT AND
Seller's FAILURE TO DULY COMPLETE THE ACQUISITION HEREUNDER IS THE SUM OF Initials $100,000.00, SELLER SHALL THEREFORE BE ENTITLED TO BUYER'S DEPOSIT OF /s/ ???? $100,000.00, PLUS ANY INTEREST THEREON, DELIVERED TO CLOSING AGENT IN
- -------- ACCORDANCE WITH SECTION 3.1 OF THIS AGREEMENT AS AND FOR THE SOLE REMEDY FOR DAMAGES ARISING FROM BUYER'S FAILURE TO COMPLETE THE ACQUISITION IN ACCORDANCE WITH THE TERMS HEREOF.

Notwithstanding the foregoing, Buyer acknowledges and agrees that time is of the essence with respect to Buyer's obligation to effect the Closing hereunder, and Buyer shall not be entitled to any cure period in the event of Buyer's failure to effect the Closing in the time and manner contemplated by this Agreement.

     10.2 Buyer's Remedies. In the event of any failure of Seller to comply with any of its obligations hereunder which are required to be performed at or prior to the Closing, which failure to perform is not cured within five (5) business days following delivery by Buyer of notice of such failure to Seller, Buyer may, at Buyer's option and as its exclusive remedy, either (i) terminate this Agreement by giving written notice of termination to Seller and to Closing Agent, whereupon Closing Agent shall return the Deposit to Buyer and both Buyer and Seller shall be relieved of further obligations of liabilities hereunder, or
(ii) Buyer may seek specific performance of this Agreement. If Seller fails to complete the sale as herein provided by reason of any default by Seller and if as a result thereof Buyer elects the remedy described in clause (i) above, then in addition to the return of the Deposit, Buyer shall be entitled to recover from Seller all reasonable out-of-pocket costs and expenses actually incurred by Buyer in performing its due diligence with respect to the Property pursuant to
Article 5, not to exceed $50,000.

                                  ARTICLE 11
                                  ----------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     11.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer that as of the date of this Agreement:

          11.1.1 Authority. Seller is a limited partnership, duly organized and existing in good standing under the laws of the State of Colorado. Seller has full right and authority to enter into this Agreement and, subject to obtaining the consents contemplated in
Section 2.2.4 herein, to consummate the transaction contemplated hereby.

          11.1.2 Binding Obligations; Violations. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby, will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which Seller is subject or by which Seller is bound, or constitute a breach or default under any agreement or other obligation to which Seller is a party or otherwise bound.

          11.1.3 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (i) the termination of this Agreement; or (ii) the date six (6) months following the Closing Date. Seller shall indemnify and hold Buyer harmless and defend Buyer from any loss, liability, or expense incurred by Buyer or any claim made against Buyer by reason of the breach of any of the foregoing representations or warranties; provided that Seller shall have no obligation hereunder with respect to any loss, liability or expense incurred by Buyer, or claim made against Buyer, subsequent to the termination of such representations and warranties as provided above or with respect to any matter as to which Buyer fails to notify Seller prior to such termination.

     11.2 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that, as of the Closing:

          11.2.1 Authority. Buyer is a limited liability company, duly organized and existing in good standing under the laws of the State of Utah. Buyer has full right and authority to enter into this Agreement and consummate the transaction contemplated hereby. All requisite action, if any, has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby.

          11.2.2 Consents; Binding Obligations; Violations. All consents and approvals which may be required in order for Buyer to enter into this Agreement or consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which Buyer is subject or by which Buyer is bound, or constitute a breach or default under agreement or other obligation to which Buyer is a party or otherwise bound.

          11.2.3 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (a) the termination of this Agreement, of (b) the date six (6) months following the Closing Date. Buyer shall indemnify and hold Seller harmless and defend Seller from any loss, liability or expense incurred by Seller or any claim made against Seller by reason of the breach of any of the foregoing representations or warranties; provided that Buyer shall have no obligations hereunder with respect to any loss, liability or expense incurred by Seller, or claim made against Seller, subsequent to the termination of such representations and warranties as provided Above or with respect to any matter as to which Seller fails to notify Buyer prior to such termination.

                                  ARTICLE 12
                                  ----------
                              BROKER'S COMMISSION
                              -------------------

     The parties hereto represent and warrant that they know of no broker's commissions, agents' or finders' fees due in connection with this transaction, except for the commission due to Professional Investment Advisors ("Broker") and any commission due by Broker to any other cooperating brokers. Seller agrees to pay all commissions owed to Broker in connection with this transaction. The parties hereto hereby agree to hold harmless, indemnify and defend each other from all expenses, liabilities and damages, including, without limitation, attorneys' fees, resulting from claims of brokers, agents or finders, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying party respecting the transaction contemplated herein. The foregoing indemnity obligation shall survive the Closing for a period of one (1) year from the Closing Date.

                                  ARTICLE 13
                                  ----------
                              SELLER'S COVENANTS
                              ------------------

     Seller covenants for the benefit of and agrees with Buyer that, pending Closing, Seller shall:

          13.1 Leases. Perform in a timely manner all of Seller's obligations under the Leases, consistent with Seller's ordinary business practices in effect as of the date hereof. Prior to the Inspection Deadline, Seller shall keep Buyer advised of pending lease negotiations and promptly provide Buyer with copies of all new Leases and amendments to Leases executed prior to the Inspection Deadline. Subsequent to the expiration of the Inspection Deadline, Seller shall not enter into any new Lease without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. In addition, following the Inspection Deadline, Seller shall not modify or terminate any Lease for a space exceeding 2,500 net rentable square feet without

Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. If Seller desires to enter into a new Lease subsequent to the expiration of the Inspection Deadline, which Lease requires the consent of Buyer thereto as provided in this Section 13.1, Seller shall deliver written notice to Buyer requesting Buyer's approval thereof and providing therewith the most current drafts of the proposed new Lease. Seller also agrees to provide any other information concerning the new Lease and proposed tenant which Buyer reasonably requests. Buyer shall respond to Seller's request for approval of the new Lease transaction within two (2) business days after the delivery of Seller's notice. Unless Buyer shall deliver written notice to Seller disapproving the proposed new Lease within such two (2) business day period, Buyer shall be deemed to have approved such Lease transaction for all purposes of this Agreement, and Seller may proceed to consummate such new Lease in the form most recently approved (or deemed approved) by Buyer.

     13.2 Contracts. Perform in a timely manner all of Seller's obligations under the Contracts, consistent with Seller's ordinary business practices in effect as of the date hereof. Subsequent to the expiration of the Inspection Deadline, Seller shall not enter into any new Contracts except those with by their terms may be terminated upon no more than thirty (30) days' written notice (and to deliver to Buyer copies of any such new Contracts) without Buyer's prior written consent, which consent shall not be unreasonably withheld. In addition, prior to Closing, Seller shall not modify or terminate any of the Contracts except as consented to in writing by Buyer, which consent shall not be unreasonably withheld or delayed. Buyer's consent shall be deemed to have been given by Buyer if Buyer does not notify Seller to the contrary within five (5) business days after receipt of Seller's request for such consent. Seller shall promptly notify Buyer of any such agreements entered into by Seller prior to the expiration of the Inspection Deadline.

     13.3 Personal Property. Except in the ordinary course of Seller's business, not remove any Personal Property except to make repairs and replacements.

     13.4 Management and Operation of Property. Manage and operate the Property in substantially the same manner as the Property has previously been managed and operated by Seller.

     13.5 Insurance. Maintain in full force and effect all insurance policies covering the Property as of the date of this Agreement.

     13.6 Notices. Promptly deliver to Buyer a copy of any notice received by Seller of any lawsuits threatened or pending involving all or a portion of the Property or concerning any building, zoning, fire, health or environmental code violation, or the violation of any requirement of Seller's insurers.

     13.7 Matters Affecting Title. Except as provided in Section 13.1 or as may otherwise be approved by Buyer in writing, not affirmatively create, suffer or permit, subsequent to the date of this Agreement, any encumbrance or other matter affecting title to the Real Property.

                                  ARTICLE 14
                                  ----------
                                   CASUALTY
                                   --------

     In the event that the property should be damaged by any casualty prior to Closing, Seller shall promptly give Buyer written notice of such occurrence and as soon thereafter as practicable, shall provide Buyer with an estimate (the "Estimate") made by an architect, engineer or contractor selected by Seller and approved by Buyer (which approval shall not be unreasonably withheld or delayed) of the cost required to repair such damage. If it is so estimated that the cost to make any such repairs shown on the Estimate is less than $200,000, then Seller shall repair such damage as promptly as is reasonably possible in a manner that meets or exceeds the original plans and specifications for the damaged portion of the Property. If the cost of repairing such damage as so estimated exceeds $200,000, then Buyer may elect to terminate this Agreement, or, if Buyer does not elect to terminate this Agreement, then Seller shall (at Seller's option) either repair such damage as promptly as is reasonably possible or pay to Buyer all insurance proceeds payable for such damage plus the amount of any deductible under Seller's insurance policy. Upon any termination pursuant to this Article 14, the Deposit shall be returned to Buyer, and both parties shall be relieved of any further liability under this Agreement except for those indemnity obligations which, pursuant to the terms of this Agreement, survive the termination of this Agreement.

                                  ARTICLE 15
                                  ----------
                                 CONDEMNATION
                                 ------------

     15.1 Notice. If, prior to Closing, Seller learns of any actual or threatened taking in condemnation or by eminent domain (or sale in lieu thereof) of all or any portion of the Property, Seller will notify Buyer promptly thereof.

     15.2 Termination. Other than with respect to an "Immaterial Taking" (as defined below), any actual or threatened taking or condemnation for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Property between the date of this Agreement and the Closing Date shall, at the option of
Buyer, cause a termination of this Agreement.   The election to terminate
provided hereby must be exercised (or will be deemed to have been waived) by notice to Seller to that effect given within fifteen (15) days following delivery of Seller's notice pursuant to Section 15.1 above. Upon delivery of such termination notice, Closing Agent shall return the Deposit to Buyer and both parties shall be relieved of any future liability under this Agreement except for those indemnity obligations which, pursuant to the terms of this Agreement, shall survive the termination of this Agreement. If Buyer does not elect to so terminate this Agreement, or in the event of an Immaterial Taking, Seller shall be relieved of all obligations under this Agreement with respect to the portion of the Property so taken or condemned, but Buyer will be entitled to receive all proceeds of any such taking or condemnation, and Seller agrees that it will not make any adjustment or settlement of any such taking or condemnation proceeding without Buyer's consent and will take at Closing all action necessary to assign its entire interest in such award to Buyer or its designee. Any taking or condemnation for any public or quasi-public purpose or use which does not affect access, reduce parking or take any part of the Improvements shall be deemed an "Immaterial Taking."

                                  ARTICLE 16
                                  ----------
                                  ASSIGNMENT
                                  ----------

     Without Seller's prior written consent, which consent may be granted or withheld in Seller's sole and absolute discretion, Buyer may not assign this Agreement to any other party or entity except to an entity controlled by, controlling or under common control with Buyer or in which Mark M. Mabey owns not less than a twenty-five percent (25%) equity interest. No assignment shall release the Buyer herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Buyer hereunder, as if the assignee were the original signatory hereto.
     If Buyer requests Seller's written consent to any assignment, Buyer shall
(1) notify Seller in writing of the proposed assignment; (2) provide Seller with a name and address of the proposed assignee; (3) provide Seller with financial information including financial statements of the proposed assignee; and (4) provide Seller with a copy of the proposed assignment.

                                  ARTICLE 17
                                  ----------
                                    NOTICES
                                    -------

     Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing, and any and all such items shall be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of 12:00 Noon on the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows:

          If to Seller, to:

                Boettcher Pension Investors, Ltd.
                c/o Everen Securities, Inc.
                77 West Wacker Drive
                Chicago, Illinois  60601
                Attention:  Mr. Kelly J. Stradinger

                with a copy at the same time to:

                Otten, Johnson, Robinson, Neff
                & Rogonetti, P.C.
                950 17th Street, Suite 1600
                Denver, Colorado  80202
                Attention:  Marguerite L. Sadler, Esq.

          If to Buyer, to:

                Sussex Group, L.c.
                185 South State Street, Suite 360
                Salt Lake City, Utah  84111
                Attention: Mr. Mark M. Mabey

                with a copy at the same time to:

                Woodbury & Kesler, P.C.
                265 East 100 South, Suite 300
                Salt Lake City, Utah  84111
                Attention:  Russell S. Walker, Esq.

          If to Closing Agent, to:

                First American Title Insurance Company
                Commercial Division
                338 East 400 South
                Salt Lake City, Utah  84111
                Attention:  Mr. Bill Rowley
                Telecopy:  (801) 636-0419

or such other addresses or to such other persons as any party shall designate to the others for such purpose in the manner hereinabove set forth.

                                  ARTICLE 18
                                  ----------
                            TRANSFER OF POSSESSION
                            ----------------------

     Possession of the Property shall be transferred to Buyer at Closing, subject to the Permitted Exceptions.

                                  ARTICLE 19
                                  ----------
                              GENERAL PROVISIONS
                              ------------------

     19.1 Definitions. Unless the context otherwise indicates whenever used in this Agreement:

          19.1.1  Cash.  The word "Cash" means (i) United States currency; or
(ii) an amount in United States currency credited by wire transfer or by other means providing immediately available funds.

          19.1.2 Party. The word "party" or "parties" means Buyer and/or Seller as the context may require.

     19.2 Gender; Number. The use herein of (i) the neuter gender includes the masculine and the feminine; and (ii) the singular number includes the plural whenever the context so requires.

     19.3 Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms thereof.

     19.4 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the Inspection Deadline or the date of Closing) should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

     19.5 Exhibits. All exhibits referred to herein and attached hereto are a part hereof.

     19.6 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

     19.7 Modifications. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

     19.8 Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceedings whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals or rehearing, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys' fees and all costs, including but not limited to, service of process, filing fees, court and court report costs, investigative costs, expert witness fees and the cost of any bonds whether taxable or not.

     19.9 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah.

     19.10 Time of Essence. Seller and Buyer hereby acknowledge and agree that TIME IS STRICTLY OF THE ESSENCE with respect to each and every term, condition, obligation and provision herein, and failure to TIMELY AND FULLY perform or satisfy any of the terms, conditions, obligations or provisions of this Agreement shall constitute a material default hereunder.

     19.11 Severability. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

     19.12 Successors and Assigns. Subject to any provisions concerning assignment hereinabove set forth, all terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

     19.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

     19.14 Continued Marketing of Property. Buyer hereby expressly acknowledges and agrees that pending Closing, Seller shall have the right to continue its efforts to market the Property for sale and to entertain back-up offers from third parties to purchase the Property; provided that Seller's acceptance of any such back-up offers shall be expressly subject and subordinate to Buyer's rights hereunder.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date(s) set forth below.

                                        SELLER:

                                        BOETTCHER PENSION INVESTORS, LTD.,
                                        a Colorado limited partnership


                                        By:  BOETTCHER AFFILIATED INVESTORS
                                             L.P., General Partner


                                             By:  BPL HOLDINGS, INC.,
                                                  General Partner


                                                  By: /s/ Daniel D. Williams
Date:   7/8/97                                        ----------------------
                                                  Name: Daniel D. Williams
                                                  Title: Director and
                                                         Vice President


                                        Buyer:

                                        SUSSEX GROUP, L.C.
                                        a Utah limited liability company


Date: _____________                     By: /s/ Mark M. Mabey
                                            --------------------------------
                                        Name:  Mark M. Mabey
                                        Title: Managing Member

                           CONSENT OF CLOSING AGENT
                           ------------------------



     The undersigned Closing Agent hereby agrees to (i) accept the foregoing Agreement; (ii) be Closing Agent under said Agreement; and (iii) be bound by said Agreement in the performance of its duties as Closing Agent.

                                        FIRST AMERICAN TITLE INSURANCE
                                        COMPANY


Date: ________________                  By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________




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